UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

BLACKSKY TECHNOLOGY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials
.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT– SUBJECT TO COMPLETION
13241 Woodland Park Road, Suite 300
Herndon, Virginia 20171
(through August 31, 2024)
2411 Dulles Corner Park, Suite 300
Herndon, Virginia 20171
(effective September 1, 2024)

(571) 267-1571

July 25, 2024

Dear Fellow Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of BlackSky Technology Inc., to be held on Wednesday, September 4, 2024 at 1:00 p.m., Eastern time. The annual meeting will be a virtual meeting held over the Internet. You will be able to attend the virtual annual meeting, vote your shares electronically, and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/BKSY2024 and entering the sixteen-digit control number located on your proxy card.

The attached formal meeting notice and proxy statement contain details of the business to be conducted at the virtual annual meeting.

Your vote is important. Whether or not you attend the virtual annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.

On behalf of our Board of Directors, I would like to express our appreciation for your continued support of and interest in BlackSky.

Sincerely,

Brian O’Toole
Chief Executive Officer, President and Director

i

BLACKSKY TECHNOLOGY INC.

13241 Woodland Park Road, Suite 300, Herndon, Virginia 20171 (through August 31, 2024)
2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171 (effective September 1, 2024)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	1:00 p.m., Eastern time, on Wednesday, September 4, 2024
Place	The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting by visiting www.virtualshareholdermeeting.com/BKSY2024, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
Items of Business
•To elect Brian O’Toole and James Tolonen as Class III directors to hold office until our 2027 annual meeting of stockholders and until their respective successors are elected and qualified.
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.
•To approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our issued Class A common stock, at a ratio of 1-for-2 to 1-for-25, to be determined in the sole discretion of our board of directors.
•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date
July 16, 2024
Only stockholders of record as of July 16, 2024 are entitled to notice of and to vote at the annual meeting.
A list of the stockholders of record entitled to vote at the annual meeting will be available for examination, for any purpose germane to the annual meeting, during ordinary business hours for ten days prior to the annual meeting at our principal executive offices located at 13241 Woodland Park Road, Suite 300, Herndon, Virginia 20171 (through August 31, 2024) or 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171 (effective September 1, 2024). Stockholders interested in viewing the list can contact our corporate secretary to schedule an appointment by writing to BlackSky Technology Inc., Attn: Corporate Secretary, 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171. The stockholder list will also be available online during the annual meeting.

Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials, containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about July 25, 2024 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of July 25, 2024 by visiting www.proxyvote.com.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.
By order of the Board of Directors, Brian O’Toole Chief Executive Officer, President and Director Herndon, Virginia July 25, 2024

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING    1

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE    8
Composition of the Board    8
Nominees for Director    8
Continuing Directors    9
Director Independence    11
Board Leadership Structure    11
Role of Our Board of Directors in Risk Oversight    12
Committees of the Board of Directors    12
Audit Committee    12
Compensation Committee    14
Nominating and Corporate Governance Committee    14
Attendance at Board and Stockholder Meetings    14
Compensation Committee Interlocks and Insider Participation    14
Executive Sessions of Non-Employee Directors    15
Considerations in Evaluating Director Nominees    15
Stockholder Recommendations and Nominations to our Board of Directors    15
Communications with the Board of Directors    16
Policy Prohibiting Hedging or Pledging of Securities    16
Corporate Governance Guidelines and Code of Business Conduct and Ethics    17
Cash Compensation    17
Equity Compensation    17
Director Compensation for Fiscal Year 2023    18

PROPOSAL NO. 1: ELECTION OF CLASS III DIRECTORS    20
Nominees    20
Vote Required    20
Board Recommendation    20

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM    21
Fees Paid to the Independent Registered Public Accounting Firm    21
Auditor Independence    21
Vote Required    22
Board Recommendation    22

PROPOSAL NO. 3: APPROVAL OF THE REVERSE STOCK SPLIT    23
Overview    23
Reasons for the Reverse Stock Split    23
Effects of the Reverse Stock Split    25
No Fractional Shares    26
Certain Risks Associated with the Reverse Stock Split    26
Effective Date    27
Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split    27
No Dissenters’ Rights    29
Vote Required    29
Board Recommendation    29

REPORT OF THE AUDIT COMMITTEE    30

EXECUTIVE OFFICERS    31

EXECUTIVE COMPENSATION    33
Compensation and Governance Practices and Policies    33
Compensation Process    33
Peer Group    34
Named Executive Officers    34
Summary Compensation Table    35
Components of Executive Officer Compensation    35
Executive Compensation Arrangements    36
2023 Executive Bonus Program    37
Executive Change in Control and Severance Plan    37
401(k) Plan    38
Outstanding Equity Awards at 2023 Fiscal Year-End    39
Equity Compensation Plan Information    40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT    42

RELATED PERSON TRANSACTIONS    44
Certain Relationships and Related Person Transactions    44
Policies and Procedures for Review and Approval of Related Person Transactions    47

OTHER MATTERS    49
Stockholder Proposals or Director Nominations for 2025 Annual Meeting    49
Availability of Bylaws    50
Delinquent Section 16(a) Reports    50
Incorporation by Reference    50
2023 Annual Report    50

ANNEX A – CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION    A-1

BLACKSKY TECHNOLOGY INC.

PROXY STATEMENT
FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
To be held at 1:00 p.m., Eastern time, on Wednesday, September 4, 2024

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. As used in this proxy statement, references to “we,” “us,” “our,” “BlackSky” and the “Company” refer to BlackSky Technology Inc., a Delaware corporation, and its subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2024 annual meeting of stockholders of BlackSky Technology Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Wednesday, September 4, 2024 at 1:00 p.m., Eastern time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/BKSY2024, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about July 25, 2024 to all stockholders of record as of July 16, 2024. The proxy materials and our annual report can be accessed as of July 25, 2024 by visiting www.proxyvote.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.

What proposals will be voted on at the annual meeting?

The following proposals will be voted on at the annual meeting:
•the election of Brian O’Toole and James Tolonen as Class III directors to hold office until our 2027 annual meeting of stockholders and until their respective successors are elected and qualified;

•the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and

•the approval of an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our issued Class A common stock, par value $0.0001 per share (“common stock”), at a ratio of 1-for-2 to 1-for-25, to be determined in the sole discretion of our board of directors (the “Reverse Stock Split”).

As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.

How does the board of directors recommend that I vote on these proposals?

Our board of directors recommends that you vote your shares:
•“FOR” the election of Brian O’Toole and James Tolonen as Class III directors;

•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and

•“FOR” the approval of the Reverse Stock Split.

Who is entitled to vote at the annual meeting?

Holders of our common stock as of the close of business on July 16, 2024, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

Is there a list of registered stockholders entitled to vote at the annual meeting?

A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting during ordinary business hours at our principal executive offices located at 13241 Woodland Park Road, Suite 300, Herndon, Virginia 20171 (through August 31, 2024) or 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171 (effective September 1, 2024). Stockholders interested in viewing the list can contact our corporate secretary to schedule an appointment by writing to BlackSky Technology Inc., Attn: Corporate Secretary, 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171. The list of registered stockholders entitled to vote at the annual meeting will also be available online during the annual meeting at www.virtualshareholdermeeting.com/BKSY2024, for those stockholders attending the annual meeting.

How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present virtually or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of each of the director nominees named herein, (2) WITHHOLD authority to vote for each such director nominee or (3) vote FOR the election of each director nominee other than any nominee with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

•Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

•Proposal No. 3: The approval of the Reverse Stock Split requires the affirmative vote of a majority of the votes cast affirmatively or negatively on such matter. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will have no effect on the outcome of this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

Do the Company’s directors and officers have an interest in any of the matters to be acted upon at the annual meeting?

Members of our board of directors have an interest in Proposal 1, the election of the two director nominees to the board of directors as set forth herein, as each of the nominees is currently a member of the board of directors. Members of the board of directors and our executive officers do not have any interest in Proposal 2, the ratification of the appointment of our independent registered public accounting firm, or Proposal 3, the approval of the Reverse Stock Split.

What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?

If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are the “record holder” of those shares. If you are a record holder, the Notice of Internet Availability has been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, the Notice of Internet Availability was forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. Because you are not the stockholder of record, you may not vote your shares electronically during the annual meeting unless you request and obtain a valid proxy issued in your name from the broker, bank or other nominee considered the stockholder of record of the shares.

How do I vote and what are the voting deadlines?

Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on September 3, 2024 (have your proxy card in hand when you visit the website);

•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on September 3, 2024 (have your proxy card in hand when you call);

•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or

•by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/BKSY2024, where you may vote during the meeting (have your proxy card in hand when you visit the website).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the www.proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or Notice of Internet Availability. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•“FOR” the election of Brian O’Toole and James Tolonen as Class III directors;

•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and

•“FOR” the approval of the Reverse Stock Split.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our routine matters: Proposal 2, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024, and Proposal 3, the approval of the Reverse Stock Split. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our routine matters, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy?

Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:

•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at BlackSky Technology Inc., Attn: Corporate Secretary, 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

Why is BlackSky holding a virtual annual meeting?

Our annual meeting will be held virtually via live audio webcast. The virtual format of the annual meeting allows us to preserve stockholder access while also saving time and money for both us and our stockholders.

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the right to vote and ask questions during the meeting through the virtual meeting platform. The virtual meeting format includes the following features to provide for such an experience:

•the ability to submit appropriate questions up to 15 minutes in advance of the meeting;
•the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and
•answering as many questions submitted in accordance with the meeting rules of conduct as appropriate in the time allotted for the meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Henry Dubois and Christiana Lin, and each of them, with full power of substitution and re-substitution, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Who will count the votes?

A representative of L-Squared Elections will tabulate the votes and act as inspector of election.

How can I contact BlackSky’s transfer agent?

You may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at 800-509-5586, or by writing Continental Stock Transfer & Trust Company, at 1 State Street 30th Floor, New York, NY 10004. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.continentalstock.com.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Where can I find the voting results of the annual meeting?

We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”), within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:

BlackSky Technology Inc.
Attention: Investor Relations
2411 Dulles Corner Park, Suite 300
Herndon, Virginia 20171
Tel: (571)-267-1571

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is BlackSky’s relationship to Osprey Technology Acquisition Corp.?

On September 9, 2021, BlackSky Holdings, Inc. (f/k/a Spaceflight Industries, Inc.) (“Legacy BlackSky”) consummated a business combination (the “merger”) with Osprey Technology Acquisition Corp. (“Osprey”), our legal predecessor and a special purpose acquisition company, whereby Legacy BlackSky became a wholly owned subsidiary of Osprey, and Osprey changed its name to BlackSky Technology Inc., a Delaware corporation (the “Company” or “BlackSky”). Legacy BlackSky was founded in 2014.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our business and affairs are managed under the direction of our board of directors (the “Board”). Our Board currently consists of seven directors, five of whom are independent under the listing standards of the New York Stock Exchange (“NYSE”).

Our Board is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of July 16, 2024, and certain other information for each of our directors and director nominees. There are no arrangements or understandings between any of our directors and any other person pursuant to which he or she is or was to be selected as a director.

Name	Class	Age	Position(s)	Director of Osprey Technology Acquisition Corp.	Director of BlackSky	Current Term Expires
Nominees for Director
Brian O’Toole	III	61	Director	-	September 2021 - Present	2024
James Tolonen(1) (3)	III	75	Director	-	September 2021 - Present	2024
Continuing Directors
Magid Abraham(2) (3)	I	66	Director	-	September 2021 - Present	2025
David DiDomenico	I	54	Director	July 2019 - September 2021	September 2021 - Present	2025
Susan Gordon(3)	II	65	Director	-	September 2021 - Present	2026
Timothy Harvey(1) (2)	II	68	Director	-	September 2021 - Present	2026
William Porteous(1) (2)	II	52	Director, Chairman	-	September 2021 - Present	2026

(1)Member of the audit committee
(2)Member of the compensation committee
(3)Member of the nominating and corporate governance committee

Nominees for Director

Brian O’Toole has served as President, Chief Executive Officer and a member of our Board since September 2021. Mr. O’Toole became Legacy BlackSky’s President in November 2018 and also assumed chief executive officer duties for BlackSky Global in January 2019 and served in both capacities through the closing of the merger. Prior to serving as Legacy BlackSky’s President, Mr. O’Toole served as its Chief Technology Officer from June 2016 to November 2018. In addition, Mr. O’Toole served as a member of Legacy BlackSky’s board of directors from January 2019 through the closing of the merger in September 2021. Mr. O’Toole founded and served as the Chief Executive Officer of OpenWhere, Inc., a startup delivering global scale geospatial intelligence solutions to public and private sector customers, from July 2013 to June 2016, when Legacy BlackSky acquired OpenWhere, Inc. Prior to that, Mr. O’Toole served as the Chief Technology Officer of GeoEye Inc. from August 2008 to June 2013 where he led strategic efforts for developing and expanding technology, products, and solutions in geospatial intelligence and location-based services. Mr. O’Toole’s earlier roles include serving as the Vice President of Product Development at Overwatch Systems, founding and serving as the President of ITspatial, and serving as Technical Director and Systems Engineer at GE Aerospace for nine years. Mr. O’Toole received a B.S. in Computer Science from Clarkson University and a M.S. in Computer Engineering from Syracuse University.

Mr. O’Toole was selected to serve as a member of our Board due to his experience and the operational insight he brings as our Chief Executive Officer and President and director on Legacy BlackSky’s board and due to his extensive experience building and growing companies in the geospatial intelligence industry.

James Tolonen has served on our Board since September 2021. Mr. Tolonen served as the Senior Group Vice President and Chief Financial Officer of Business Objects, S.A., an enterprise software solutions provider, where he was responsible for its finance and administration commencing in January 2003 until its acquisition by SAP AG in January 2008. He remained with SAP AG until September 2008. Mr. Tolonen served as the Chief Financial Officer and Chief Operating Officer and a member of the board of directors of IGN Entertainment Inc., an Internet media and service provider, from October 1999 to December 2002. He served as President and Chief Financial Officer of Cybermedia, a PC user security and performance software provider, from April 1998 to September 1998, where he also served as a member of the board of directors from August 1996 to September 1998. Mr. Tolonen served as Chief Financial Officer of Novell, Inc., an enterprise software provider, from June 1989 to April 1998.

Mr. Tolonen previously served on the boards of directors and audit committees of MobileIron, Inc. (2014-2020), Imperva, Inc., (2012-2019), Blue Coat Systems, Inc. (2008-2012), and Taleo Corporation (2010-2012). Mr. Tolonen also previously served on the board of directors of New Relic, Inc. and as the chair of the audit committee and a member of the compensation committee (2016-2022). Mr. Tolonen holds a B.S. in Mechanical Engineering and an M.B.A. from the University of Michigan. Mr. Tolonen is also a Certified Public Accountant, inactive, in the State of California.

Mr. Tolonen was selected to serve as a member of our Board due to his background in accounting, his extensive experience as chief financial officer for a number of public companies, including at several software companies, as well as his involvement on numerous public company audit committees.

Continuing Directors

Dr. Magid Abraham has served on our Board since September 2021. Dr. Abraham is founder and CEO of Neurawell Therapeutics, a pharmaceutical company developing mental health treatments. He was founding CEO of comScore for 14 years, which he took public in 2007, focusing on innovation and industry leadership. He was founder and CEO of Paragren Technologies, producing CRM systems. He was president of IRI, a major international research company, which he led through sustained growth and innovation. He became a Visiting Scholar at Stanford in 2016, where he taught for three years at the Graduate School of Business. He serves on a number of commercial and institutional boards.

Dr. Abraham is a world expert on consumer and market measurement and syndicated information services. He has authored seminal award winning articles. He received the Advertising Research Foundation’s “Lifetime Achievement Award.” He earned the AMA’s Parlin award and MIT’s Buck Weaver award, both in recognition for lifetime contributions and leadership in the theory and practice of Marketing Science. He was named EY Entrepreneur of the Year and inducted in the Entrepreneurship Hall of Fame and designated “Technology Pioneer”

by the World Economic Forum. Dr. Abraham received a Ph.D. and an M.B.A. from MIT, and is engineer of the École Polytechnique, France.

Dr. Abraham was selected to serve as a member of our Board due to his significant executive experience and expertise on market research, consumer modeling and information systems.

David DiDomenico has served on our Board since September 2021 and served on the board of directors of Osprey from July 2019 until the closing of the merger in September 2021. Mr. DiDomenico has been a Partner of JANA Partners, an investment advisor based in New York City, since 2010. Mr. DiDomenico previously served as Osprey’s Chief Executive Officer and President from June 2019 until the closing of the merger in September 2021. He previously served as a Co-Portfolio Manager of JANA’s hedge fund strategies. Prior to joining JANA Partners LLC in 2010, Mr. DiDomenico was a Managing Director of New Mountain Capital and the Portfolio Manager of the New Mountain Vantage Fund (2005-2010). He was previously an Associate Portfolio Manager at Neuberger Berman (2002-2005). From 1999-2002, Mr. DiDomenico was a member of the Acquisitions Team at Starwood Capital Group where he focused on corporate and real estate transactions. From 1998-1999, he was an Analyst at Tiger Management. From October 2019-June 2021, Mr. DiDomenico served on the board of directors of OPENLANE, Inc. (NYSE: KAR), a provider of car auction services in North America and the United Kingdom. He holds an MBA from the Stanford University Graduate School of Business and an AB from Harvard College.

Mr. DiDomenico was selected to serve as a member of our Board due to his experience investing in and analyzing technology and technology-related companies for over 20 years, which we believe provides us with access to his extensive and unique expertise in fundamental business analysis, as well as given his broad professional relationships with technologists and investors.

Hon. Susan M. Gordon has served on our Board since September 2021. The Honorable Susan M. Gordon is a highly respected intelligence professional, visionary leader, and trusted strategic advisor on a broad spectrum of complex issues, including cybersecurity, emerging and disruptive technologies, artificial intelligence, and information operations. Ms. Gordon is the former principal deputy director of national intelligence, the nation’s highest-ranking career intelligence officer. In that capacity, Ms. Gordon managed the operations of the intelligence community and was a key advisor to the President and National Security Council. Prior to her role as principal deputy director of national intelligence, Ms. Gordon served as deputy director of the National Geospatial-Intelligence Agency (NGA). In this position, she provided leadership to the agency and managed the National System of Geospatial Intelligence. Prior to the NGA, she served 27 years at the Central Intelligence Agency (CIA). At the CIA, Ms. Gordon rose to senior executive positions in each of the Agency’s four directorates: operations, analysis, science and technology, and support. Over the course of her career, Ms. Gordon led the establishment of In-Q-Tel, the CIA’s venture arm, and ultimately became the Director’s senior advisor on cyber issues.

Ms. Gordon is the founder and principal of GordonVentures, LLC, a technology, strategy and risk consultancy and currently serves as a consultant and advisor on technology and global risk. Among other endeavors, she is a member of the board of directors of CACI, SecurityScorecard, OneWeb Technologies, Freedom Consulting, and Bridge Core Federal. Ms. Gordon also serves as a Trustee of the Mitre Corporation, is the Vice Chairperson of the National Intelligence University Foundation, and is on the Board of Advisors of the National Security Space Association. Ms. Gordon previously served on the board of directors of Avantus Federal (2020 - 2022). She also serves on several technology advisory boards and consults with Microsoft Corporation. Ms. Gordon is a fellow at Duke and Harvard Universities and she continues to support Defense Department and Intelligence Community study activities. She holds a Bachelor of Science degree in zoology (biomechanics) from Duke University.

Ms. Gordon was selected to serve as a member of our Board due to her expertise and experience with an exemplary history of leadership in the intelligence community.

Timothy Harvey has served on our Board since September 2021. Mr. Harvey has been the Executive Chairman of VTS, Inc., a leasing and asset management platform, since April 2017. Prior to that, from December 2014 to April 2017, he served as President of Commercial Solutions at BAE Systems Plc (“BAE”), a leading global defense, aerospace and security company. Mr. Harvey joined BAE as a result of BAE’s December 2014 acquisition of SilverSky, a provider of security software and managed services, where he served as CEO and was responsible for the growth and sale of the business to BAE. Mr. Harvey currently serves on the boards of OpenWeb, a social engagement platform, NoFraud, an all-in-one fraud prevention solution, Electric, an information technology company that helps businesses manage their IT security, and Keyfactor, a provider of secure digital identity management solutions. Mr. Harvey graduated with a degree in Finance from the University of Florida and served four years as an officer in the United States Marine Corps.

Mr. Harvey was selected to serve as a member of our Board due to his successful track record of leading market growth coupled with his extensive service on the boards of companies of similar size and scale as BlackSky.

William Porteous has served on our Board since September 2021 and served on Legacy BlackSky’s board of directors from February 2015, and specifically as Chairman of Legacy BlackSky’s board of directors from December 2018, until the closing of the merger in September 2021. Mr. Porteous is a General Partner with RRE Ventures and also serves as the firm’s Chief Operating Officer. During his 23-year career as an investor, Mr. Porteous has served on the boards of more than 20 companies. In addition to serving on our Board, Mr. Porteous also currently serves as a director of Nanit, Paperless Post, Pattern, Pilot Fiber, Spire Global (NYSE: SPIR), Ursa Space Systems, and Wave. From 2010 to 2021, Mr. Porteous also served as a director of Buzzfeed. Mr. Porteous is also Chairman of the Dockery Farms Foundation, which he founded. From 2003 to 2018, Mr. Porteous served as an Adjunct Professor at Columbia Business School where he taught a course on venture capital. Mr. Porteous holds an M.B.A. from Harvard University, an M.Sc. from the London School of Economics, and a B.A. with Honors from Stanford University.

Mr. Porteous was selected to serve as a member of our Board due to his experience at RRE Ventures and his extensive service on the boards of other technology companies.

Director Independence

The NYSE listing standards require that a majority of our board of directors be independent. An “independent director” is generally defined as a person who has no material relationship with the listed company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the company. Our Board has determined that each of Mr. Porteous, Dr. Abraham, Ms. Gordon, Mr. Harvey and Mr. Tolonen, representing five of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under NYSE listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with BlackSky and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director, and the transactions involving them. Our independent directors have regularly scheduled meetings at which only independent directors are present.

There are no family relationships among any of our directors, director nominees or executive officers.

Board Leadership Structure

Our corporate governance framework provides our Board flexibility to determine the appropriate leadership structure for the company, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our Board considers many factors, including the needs of the business, our Board’s assessment of its leadership needs from time to time and the best interests of our stockholders. If the role of chairperson is filled by a director who does not qualify as an independent director, then our corporate governance guidelines provide that one of our independent directors may serve as our lead independent director.

Our Board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. The chief executive officer is responsible for day-to-day leadership, while our chairperson, along with the rest of our independent directors, ensures that our Board’s time and attention is focused on providing independent oversight of management and strategic matters critical to our company. The Board believes that Mr. Porteous’s deep knowledge of the company and industry, as well as strong leadership and governance experience, enable Mr. Porteous to lead our Board effectively and independently.

Role of Our Board of Directors in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our Board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. Our audit committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters, our compensation committee oversees the management of risks associated with our compensation policies and programs, and our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines.

Our Board believes its current leadership structure supports the risk oversight function of the Board.

Committees of the Board of Directors

Our Board has established the following standing committees of the board of directors: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board is described below.

Audit Committee

We have a standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of our audit committee are Mr. Tolonen, Mr. Porteous and Mr. Harvey. Mr. Tolonen serves as the chairperson of the audit committee. Under the NYSE listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Mr. Tolonen, Mr. Porteous and Mr. Harvey qualify as an independent director for audit committee purposes under the applicable rules.

Each member of the audit committee meets the financial literacy requirements of the NYSE listing standards, and Mr. Tolonen qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board in overseeing and monitoring (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and (v) the performance of our independent registered public accounting firm.

The functions of the audit committee include, among other things:
•evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•reviewing our financial reporting processes and disclosure controls;

•reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of our internal audit function;

•obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality control review;

•monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•reviewing our annual and quarterly financial statements and annual and quarterly reports on Form 10-K and 10-Q, and discussing the statements and reports with our independent auditors and management;

•reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

•reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting, auditing or other matters;

•preparing the report that the SEC requires in our annual proxy statement;

•reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct;

•reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

Our Board adopted a written charter for the audit committee, which is available on our website at https://ir.blacksky.com/governance/governance-documents. During 2023, our audit committee held seven meetings.

Compensation Committee

The members of our compensation committee are Mr. Porteous, Mr. Harvey and Dr. Abraham. Mr. Harvey serves as the chairperson of the compensation committee. Under the NYSE listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Each of Mr. Porteous, Mr. Harvey and Dr. Abraham qualify as an independent director for compensation committee purposes under the applicable rules.

The purpose of the compensation committee is to assist our Board in discharging its responsibilities relating to (i) setting our compensation program and compensation of our executive officers and directors and (ii) monitoring our incentive and equity-based compensation plans.

Our Board adopted a written charter for the compensation committee, which is available on our website at https://ir.blacksky.com/governance/governance-documents. During 2023, our compensation committee held 10 meetings.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Dr. Abraham, Ms. Gordon and Mr. Tolonen. Dr. Abraham serves as chairperson of the nominating and corporate governance committee.

The primary purposes of our nominating and corporate governance committee are to assist our Board in: (i) identifying individuals qualified to become new Board members, consistent with criteria approved by the Board, (ii) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders, (iii) identifying members of the Board qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee, (iv) reviewing and recommending to the Board corporate governance principles applicable to us, (v) overseeing the evaluation of the Board and (vi) handling such other matters that are specifically delegated to the committee by the Board from time to time.

Our Board adopted a written charter for the nominating and corporate governance committee, which is available on our website at https://ir.blacksky.com/governance/governance-documents. During 2023, our nominating and corporate governance committee held five meetings.

Attendance at Board and Stockholder Meetings

During our fiscal year ended December 31, 2023, our board of directors held 14 meetings (including regularly scheduled and special meetings) and each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the fiscal year, and (2) the total number of meetings held by all committees on which he or she served.

Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Each of our seven directors attended our 2023 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended December 31, 2023, the members of our compensation committee were Mr. Porteous, Mr. Harvey and Dr. Abraham. No member of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or served during our fiscal year ended December 31, 2023, as a member of the board of directors or compensation committee of any entity that has one or more executive officers that serves as a member of our Board or compensation committee.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis. Mr. Porteous, the Chairman of the Board, presides at all such executive sessions.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our Board and the respective committees of our Board and other director qualifications. While our Board has not established minimum qualifications for Board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on our Board and skills that are complementary to our Board, an understanding of our business, an understanding of the responsibilities that are required of a member of our Board, other time commitments, and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, education, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board. Although our Board does not maintain a specific policy with respect to Board diversity, our Board believes that the Board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.

If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, Board or management.

After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our Board has the final authority in determining the selection of director candidates for nomination to our Board.

Stockholder Recommendations and Nominations to our Board of Directors

Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, as long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and corporate governance guidelines and the director nominee criteria described above.

A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at BlackSky Technology Inc., Attn: Corporate Secretary, 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

To be timely, a stockholder’s recommendations must be received by our corporate secretary at our principal executive offices no later than December 31 of the year prior to the year in which any recommended candidates will be considered for nomination.

Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2025 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2025 Annual Meeting.”

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate directly with our non-management directors may do so by writing and sending the correspondence to our General Counsel by mail to our principal executive offices at BlackSky Technology Inc., 13241 Woodland Park Road, Suite 300, Herndon, Virginia 20171 (through August 31, 2024) or 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171 (effective September 1, 2024). Our General Counsel, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our Board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our Board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our General Counsel will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the Board. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a framework within which our Board and its committees operate. These guidelines cover a number of areas including Board membership criteria and director qualifications, director responsibilities, Board agenda, roles of the chair of the Board, principal executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning.

Our Board adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our chief executive officer and chief financial officer. Our code of business conduct and ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K.

The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://ir.blacksky.com/governance/governance-documents. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.

Director Compensation

Each non-employee director is eligible to receive compensation for their service consisting of annual cash retainers and equity awards under our outside director compensation policy (the “Outside Director Compensation Policy”), which became effective in connection with the closing of the merger in September 2021. The Outside Director Compensation Policy is designed to align the interests of the non-employee directors with the interests of stockholders through equity awards and to attract and retain high quality non-employee directors by providing competitive compensation. On March 6, 2023, our Board adopted an amended outside director compensation policy (the “Amended Outside Director Compensation Policy”) to permit directors to elect to receive their annual cash retainer in BlackSky stock instead of cash. All compensation paid to our non-employee directors for fiscal year 2023 was pursuant to the terms of the Outside Director Compensation Policy adopted at the time of the merger, or the Amended Outside Director Compensation Policy upon and after adoption of such amended policy.

Cash Compensation

The Amended Outside Director Compensation Policy provides for an annual cash retainer of $90,000, which is payable quarterly in arrears on a prorated basis. There are no additional retainers for service as a member (or chairperson) of a committee of our Board, as chairperson of our Board, or as lead director and no per-meeting attendance fees for attending meetings of our Board or any of our committees. Pursuant to the Amended Outside Director Compensation Policy, beginning in the third quarter of 2023, directors who elect to receive the annual retainer in shares of our common stock, instead of cash, will receive such retainer in shares of our stock.

Equity Compensation

Initial Award. Pursuant to the Amended Outside Director Compensation Policy, each individual who becomes a non-employee director will receive, on the first trading day on or after the date that the individual first becomes a non-employee director, an initial award (the “Initial Award”) of restricted stock units with a grant date fair value equal to $300,000. The Initial Award will be scheduled to vest as to one-third of the shares subject to the Initial Award on each of the one-, two-, and three-year anniversaries of the Initial Award’s grant date, subject to continued service through the applicable vesting dates. If the person was a member of our Board and also an employee, becoming a non-employee director due to termination of employment will not entitle the individual to an Initial Award.

Annual Award. Pursuant to the Amended Outside Director Compensation Policy, each non-employee director automatically will receive, on the first trading day immediately after the date of each annual meeting of our stockholders, an annual award (the “Annual Award”) of restricted stock units covering a number of shares of our common stock having a grant date fair value of $150,000, provided that such individual, as of the date of an annual meeting of our stockholders, has served as a non-employee director for at least six months. Each Annual Award will be scheduled to vest as to all of the shares subject to the Annual Award on the one-year anniversary of the Annual Award’s grant date, or if earlier, the day of the next annual meeting of stockholders that occurs after the grant date of the Annual Award, subject to continued service through such vesting date.

Other Initial Award and Annual Award Terms. Each Initial Award and Annual Award will be granted under the 2021 Equity Incentive Plan (the “2021 Plan”) (or its successor plan, as applicable) and form of award agreement under such plan. For purposes of each Initial Award and Annual Award, the award’s grant date fair value will be determined in accordance with U.S. Generally Accepted Accounting Principles.

Change in Control. In the event of a change in control, as defined in the 2021 Plan (or its successor plan, as applicable), each non-employee director’s then-outstanding equity awards covering shares of our common stock that were granted to them while a non-employee director will accelerate vesting in full, provided that they remain a non-employee director through the date of the change in control.

Director Compensation Limits. The Amended Outside Director Compensation Policy provides that in any fiscal year, a non-employee director may not be granted equity awards, the value of which will be based on their grant date fair value determined in accordance with U.S. Generally Accepted Accounting Principles, and be provided any other compensation (including without limitation any cash retainers or fees) in amounts that, in any fiscal year, in the aggregate, exceed $500,000, provided that in the fiscal year of the individual’s initial service as a non-employee director, such amount will be increased to $800,000. Equity awards granted or other compensation provided to an individual for their services as employee, or for their services as a consultant (other than as a non-employee director), will not count toward this annual limit.

Director Compensation for Fiscal Year 2023
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our Board, for the fiscal year ended December 31, 2023. Directors who are also our employees receive no additional compensation for their service as directors. During 2023, Mr. O’Toole was an employee and executive officer of the Company and, therefore, did not receive compensation as a director. See “Executive Compensation” below for additional information regarding Mr. O’Toole’s compensation.

Pursuant to the Amended Outside Director Compensation Policy, our directors could elect to receive their annual cash retainer in shares of our common stock instead of cash effective for the third and fourth quarters of 2023. The amounts reflected below under the column titled “Fees Paid or Earned in Cash” include the annual retainer as either cash or common stock in lieu of cash.

Name	Fees Paid or Earned in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
William Porteous	90,000	150,000	240,000
Magid Abraham	90,000	150,000	240,000
David DiDomenico	90,000	150,000	240,000
Susan Gordon	90,000	150,000	240,000
Timothy Harvey	90,000	150,000	240,000
James Tolonen	90,000	150,000	240,000
_____________________

(1)Pursuant to the Amended Outside Director Compensation Policy, Mr. Porteous, Dr. Abraham, Ms. Gordon, Mr. Harvey, and Mr. Tolonen each elected to receive their retainer fees for the third and fourth quarters of 2023, valuing $45,000 in total, in shares of our common stock, instead of cash, and, as a result, were each granted 19,230 restricted stock units on September 30, 2023 and 16,071 restricted stock units on December 31, 2023, all of which were 100% vested on the date of grant.

Amounts in this column include the $45,000 in retainer fees received in the form of shares of our common stock for each of Mr. Porteous, Dr. Abraham, Ms. Gordon, Mr. Harvey, and Mr. Tolonen. Please see “Director Compensation” and “Cash Compensation” above for information regarding the Amended Outside Director Compensation Policy.
(2)The following table lists all outstanding stock awards held by non-employee directors as of December 31, 2023:

Name	Number of Shares Underlying Outstanding Stock Awards
William Porteous	130,908
Magid Abraham	130,908
David DiDomenico	130,908
Susan Gordon	130,908
Timothy Harvey	130,908
James Tolonen	130,908

PROPOSAL NO. 1:

ELECTION OF CLASS III DIRECTORS

Our board of directors currently consists of seven directors and is divided into three classes with staggered three-year terms. At the annual meeting, two Class III directors, Brian O’Toole and James Tolonen, will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Messrs. O’Toole and Tolonen as nominees for election as Class III directors at the annual meeting. If elected, each of Messrs. O’Toole and Tolonen will serve as a Class III director until the 2027 annual meeting of stockholders and until his respective successor is elected and qualified or until his earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

Messrs. O’Toole and Tolonen have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.

Vote Required

Each director is elected by a plurality of the voting power of the shares present virtually or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2024. Deloitte served as our independent registered public accounting firm for the fiscal year ended December 31, 2023.

At the annual meeting, we are asking our stockholders to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Our audit committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Deloitte, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Deloitte, then our audit committee may reconsider the appointment. One or more representatives of Deloitte are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Deloitte for our fiscal years ended December 31, 2023 and 2022.

	2023	2022
Audit Fees(1)	$1,496,169	$1,526,961
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees(2)	7,391	7,391
Total Fees	$1,503,560	$1,534,352
_____________________

* Certain fee amounts related to consents and comfort letters in the prior year proxy statement have been recategorized to “audit” from “audit-related” within the above table to conform to the current year presentation.

(1)“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years, including services related to registration statements.
(2)“All Other Fees” consist of fees to access Deloitte’s Accounting Research Tool.

Auditor Independence

In 2023, there were no other professional services provided by Deloitte, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by Deloitte for our fiscal years ended December 31, 2023 and 2022 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2024.

PROPOSAL NO. 3:

APPROVAL OF THE REVERSE STOCK SPLIT

Overview

Our board of directors has declared it advisable and in the best interests of BlackSky and our stockholders to be able to amend our amended and restated certificate of incorporation to effect a reverse stock split of our issued Class A common stock, par value $0.0001 per share (“common stock”), at a ratio of 1-for-2 to 1-for-25, to be determined in the sole discretion of our board of directors (the “Reverse Stock Split”). On June 17, 2024, our board of directors adopted resolutions approving the form of proposed certificate of amendment of our amended and restated certificate of incorporation in the form attached hereto as Annex A (the “Reverse Stock Split Amendment”). If a certificate of amendment is filed with the Secretary of State of the State of Delaware, the certificate of amendment to our amended and restated certificate of incorporation will effect the Reverse Stock Split by the ratio to be determined by the board of directors, but will not increase the par value of the common stock.

By approving this proposal, stockholders will approve the amendment to our amended and restated certificate of incorporation pursuant to which any whole number of issued shares, between and including 2 and 25, to be determined in the sole discretion of our board of directors, would be combined into one share of common stock, and authorize our board of directors to file the certificate of amendment, in the manner described herein. As of July 16, 2024, the record date for the 2024 annual meeting of stockholders (the “annual meeting”), there were 300,000,000 authorized shares of our common stock, shares of our common stock were outstanding and no shares of common stock were held in treasury. Based on such number of shares of our common stock authorized, outstanding and held in treasury, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by our board of directors, authorized and issued shares of common stock as illustrated in the table under the caption “Effects of the Reverse Stock Split—Effect on Shares of Common Stock.”

If approved, our board of directors may also elect not to effect any Reverse Stock Split and consequently abandon such amendments and not file any certificate of amendment to our amended and restated certificate of incorporation. If our board of directors does not implement an approved Reverse Stock Split prior to the one-year anniversary of the annual meeting, our board of directors will seek stockholder approval before implementing any reverse stock split after that time.

The Reverse Stock Split will not change the number of authorized shares of our common stock or our preferred stock.

All holders of shares of our common stock will be affected proportionately by the Reverse Stock Split. No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash as set forth below under “No Fractional Shares.” Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares.

Reasons for the Reverse Stock Split

Maintain New York Stock Exchange Listing

The primary objective of our board of directors in proposing the reverse stock split is to raise the per share trading price of our common stock. In particular, this will help us to maintain the listing of our common stock on the New York Stock Exchange (the “NYSE”).

Our common stock is listed on the NYSE under the symbol “BKSY.” The continued listing requirements of the NYSE, among other things, require that our common stock must maintain a minimum average closing share price of $1.00 per share of common stock over a consecutive 30 trading-day period. On July 10, 2024, the closing trading price of our common stock was $1.01 per share. If we were to fail to meet the minimum bid price requirement in the future over a consecutive 30 trading-day period, our common stock could be delisted from the NYSE.

Our board of directors has considered the potential harm to us and our stockholders if our common stock were to be delisted from the NYSE. Delisting may adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock.

We believe that maintaining listing on the NYSE will provide us with a market for our common stock that is more accessible than if our common stock were traded on the over-the-counter markets. Such alternative markets are generally considered to be less efficient than, and not as broad as, the NYSE. A NYSE listing may enhance our access to capital, increase our flexibility in responding to anticipated capital requirements and facilitate the use of our common stock in any strategic or financing transactions that we may undertake. We believe that prospective investors will view an investment in us more favorably if our shares qualify for listing on the NYSE as compared with the over-the-counter markets.

Potentially Improve the Marketability and Liquidity of our Common Stock

Our board of directors believes that an increased trading price could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically less attractive to brokers. Investors may also be dissuaded from purchasing low-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, we believe the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of low-priced stocks. Further, low-priced stocks have a perception in the investment community as being riskier and more speculative, which may negatively impact not only the price of our common, but also the Company’s market liquidity.

Provide Flexibility by Increasing the Number of Authorized Shares of Common Stock Available for Future Issuance

The Reverse Stock Split will increase our number of authorized shares of common stock available for future issuance. Because the Reverse Stock Split will decrease the number of outstanding shares of our common stock by a ratio in the range of 1-for-2 to 1-for-25 but will not effect a decrease to the number of shares of common stock that we will be authorized to issue, the Reverse Stock Split will result in a relative increase in the number of unissued shares of our common stock. See “Effects of the Reverse Stock Split—Effect on Shares of Common Stock” below.

Our board of directors believes it is in the best interests of the Company and our stockholders to increase our number of authorized shares of common stock available for future issuance in order to have additional shares available for use as our board of directors deems appropriate or necessary. The Reverse Stock Split will provide the Company with greater flexibility with respect to managing its common stock in connection with such corporate purposes as may, from time to time, be considered advisable by our board of directors. These corporate purposes could include, without limitation, financing activities, public or private offerings of common stock, issuance of equity awards pursuant to our equity compensation plans, and strategic business development transactions.

Effects of the Reverse Stock Split

General

If the Reverse Stock Split is implemented by our board of directors, after the amendment is effective, each stockholder will own a reduced number of shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except that stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares. After the Reverse Stock Split, each share of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized, and common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Effect on Shares of Common Stock

The following table sets forth the number of shares of our common stock that would be authorized, outstanding, held in treasury and unissued immediately after the Reverse Stock Split at various exchange ratios, based on 300,000,000 shares of common stock authorized, shares of common stock outstanding and no shares of common stock held in treasury as of July 16, 2024, the record date for the annual meeting. The table does not account for fractional shares that will be paid in cash.

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Outstanding	Number of Treasury Shares	Number of Shares of Common Stock Authorized but not Issued
Pre-Reverse Stock Split	300,000,000		-
Post-Reverse Stock Split 1:2	300,000,000		-
Post-Reverse Stock Split 1:5	300,000,000		-
Post-Reverse Stock Split 1:10	300,000,000		-
Post-Reverse Stock Split 1:15	300,000,000		-
Post-Reverse Stock Split 1:20	300,000,000		-
Post-Reverse Stock Split 1:25	300,000,000		-

After the effective date of the Reverse Stock Split, our common stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify our common stock.

The Reverse Stock Split will not change the number of authorized shares of our common stock.

Effect on Preferred Stock

No shares of our preferred stock are outstanding as of July 16, 2024, the record date for the annual meeting. The Reverse Stock Split will not change the number of authorized shares of our preferred stock.

Reduction in Stated Capital

The Reverse Stock Split will not affect the par value of our common stock. As a result, upon the effectiveness of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the exchange ratio selected by the board of directors for the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Effect on Equity Plans and Outstanding Derivative Securities

Proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding options, restricted stock units and warrants to purchase shares of our common stock, and the number of shares reserved for issuance pursuant to our 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan will be reduced proportionately based on the exchange ratio selected by the board of directors for the Reverse Stock Split.

No Fractional Shares

No fractional shares of our common stock will be issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash, without interest, in an amount equal to the product obtained by multiplying (i) the closing trading price of our common stock on the effective date of the certificate of amendment to our amended and restated certificate of incorporation by (ii) the number of shares of common stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.

Certain Risks Associated with the Reverse Stock Split

Before voting on this proposal, stockholders should consider the following risks associated with effecting the Reverse Stock Split:
•Although we expect that the Reverse Stock Split will result in an increase in the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the market price. The effect that the Reverse Stock Split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the U.S. Securities and Exchange Commission. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split, and the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

•Although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors.

•The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•Although the board of directors believes that the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Effective Date

If this proposal is approved by our stockholders at the annual meeting and the Reverse Stock Split is implemented by our board of directors, we would expect to file the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware promptly after the annual meeting at a ratio to be determined by our board of directors within the range of ratios approved by the stockholders at the annual meeting.

Even if the Reverse Stock Split is approved by our stockholders, our board of directors has discretion not to carry out or to delay in carrying out the Reverse Stock Split. Upon the filing of the amendment with the Secretary of State of the State of Delaware, all of the pre-Reverse Stock Split shares will be combined into shares of common stock as set forth in the amendment.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that generally are expected to be applicable to U.S. Holders (as defined below) of our common stock, but this summary is not a complete discussion of all the potential tax considerations relating thereto. This summary is based on the provisions of the U.S. federal income tax law (including the Internal Revenue Code of 1986 (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, judicial authorities and current administrative rulings and practices as in effect on the date of this proxy statement). Changes to these laws could alter the tax consequences described below, possibly with retroactive effect, which may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”), regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS or the courts will accept the positions expressed below. This summary assumes that our common stock will be, both before and after the Reverse Stock Split, held as a “capital asset,” as defined in the Code (i.e., generally, property held for investment). Further, it does not discuss the tax consequences of the Reverse Stock Split under state, local or foreign laws or under gift, excise or other non-income tax laws, or the application of the alternative minimum tax rules, the Medicare contribution tax on net investment income or the special tax accounting rules under Section 451(b) of the Code. This summary does not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split), or the tax consequences to holders of options, warrants or similar rights to acquire common stock. In addition, this summary does not address the tax consequences applicable to a holder’s particular circumstances or to holders that are subject to special tax rules, including without limitation banks, financial institutions, insurance companies, regulated investment companies, mutual funds, real estate investment trusts, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders, tax-exempt entities, persons who hold common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other integrated or risk reduction transaction, persons whose common stock constitutes qualified small business stock within the meaning of Section 1202 of the Code, holders who hold their common stock through individual retirement or other tax-deferred accounts, holders of common stock that are not U.S. Holders, holders of common stock that have a functional currency for U.S. federal income tax purposes other than the U.S. dollar, holders who acquired their common stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, holders who acquired their common stock pursuant to the exercise of employee stock options or otherwise as compensation, or holders of common stock that are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities.

For purposes of this discussion, a U.S. Holder means a beneficial owner of our common stock that is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof, or the District of Columbia; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States “persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Tax Consequences of the Reverse Stock Split

We intend to treat the Reverse Stock Split as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss in the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of common stock (as described below). A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock (decreased by any portion of such basis that is allocated to any fractional share of common stock for which the U.S. Holder is entitled to receive cash), and such U.S. Holder’s holding period in the reduced number of shares of common stock should include the holding period in its pre-Reverse Stock Split shares of common stock exchanged. U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

Cash in Lieu of Fractional Shares

A U.S. Holder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Split is expected to recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s tax basis in the shares of common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered in the Reverse Stock Split exceeds one year at the effective time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code.

Information Reporting and Backup Withholding

A holder of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. To avoid backup withholding, each holder of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a holder’s U.S. federal income tax liability, provided the required information is timely and properly furnished to the IRS. Holders of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO U.S. HOLDERS. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER. ALL HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM, INCLUDING RECORD RETENTION AND TAX-REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.

No Dissenters’ Rights

Under applicable Delaware law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to our proposed amendment to our amended and restated certificate of incorporation to effect the Reverse Stock Split. We will not independently provide our stockholders with any such right.

Vote Required

The approval of the Reverse Stock Split requires the affirmative vote of a majority of the votes cast affirmatively or negatively on such matter. Abstentions will have no effect on the outcome of this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to BlackSky’s financial reporting process, BlackSky’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing BlackSky’s consolidated financial statements. BlackSky’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of BlackSky’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare BlackSky’s financial statements. These are the fundamental responsibilities of management.

In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited consolidated financial statements with management and Deloitte;

•discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and

•received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence.

Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in BlackSky’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

James Tolonen (Chair)
William Porteous
Timothy Harvey

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by BlackSky under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent BlackSky specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of July 16, 2024. There are no arrangements or understandings between any of our executive officers and any other person pursuant to which he or she is or was to be selected as an officer.

Name	Age	Position
Brian O’Toole	61	Chief Executive Officer, President and Director
Henry Dubois	62	Chief Financial Officer
Christiana Lin	55	General Counsel and Chief Administrative Officer

Brian O’Toole. Please see “Board of Directors and Corporate Governance” above for biographical information about Mr. O’Toole.

Henry Dubois. Henry Dubois has served as our Chief Financial Officer since June 2022. Prior to serving as our Chief Financial Officer, Mr. Dubois served as our Chief Development Officer from September 2021 to June 2022 and as Legacy BlackSky’s Chief Development Officer from August 2021 through the closing of the merger in September 2021 after having served as an advisor to Legacy BlackSky’s Chief Executive Officer and board of directors since September 2018. From February 2009 to August 2021, Mr. Dubois was managing director at HED Consulting, a consulting firm that specializes in planning and implementing viable, sustainable household energy interventions, where he advised companies, including Legacy BlackSky, on strategic initiatives, operating improvements and financial activities. From April 2013 to May 2018, Mr. Dubois also served as Chief Executive Officer and President of Hooper Holmes Inc., a national provider of biometric screenings and comprehensive health and wellness programs, leading its turnaround by refocusing its business lines to high growth opportunities in the healthcare industry, shedding under-performing business lines and adding new capabilities through acquisitions. In August 2018, after Mr. Dubois’ tenure as the Chief Executive Officer of Hooper Holmes, the company filed a voluntary petition for bankruptcy under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (Case No. 18-23302). Pursuant to a plan of liquidation filed by Hooper Holmes and its subsidiaries, the Hooper Holmes Liquidating Trust was formed to administer the final liquidation of the company’s assets and a trustee was appointed to dissolve the company. Mr. Dubois also has experience serving as an executive at two geospatial companies and he brings proven experience in growth strategies, deal sourcing and integration. For instance, from February 2005 to December 2012, Mr. Dubois served as CFO and an executive advisor at GeoEye, a commercial satellite imagery company, where he helped grow revenues from $30 to $350 million. Similarly, at DigitalGlobe, a vendor of space imagery and geospatial content and operator of civilian remote sensing spacecraft, Mr. Dubois held several executive positions including President, Chief Financial Officer and Chief Operating Officer. Mr. Dubois was also Chief Executive Officer of an Asian telecom company, PT Centralindo Panca Sakti. He brings extensive domestic and international experience leading telecom and satellite imaging companies through periods of growth, merger and acquisition activity. Mr. Dubois previously served on the board of directors of Endurance Acquisition Corporation (2021-2022). Mr. Dubois received a Masters of Management, Finance, Marketing and Accounting at Northwestern University’s Kellogg School of Management as well as a B.A. in Mathematics at College of the Holy Cross.

Christiana Lin. Christiana Lin has served as our General Counsel and Chief Administrative Officer since February 2022, and prior to that, as our General Counsel and Corporate Secretary since the closing of the merger in September 2021. Ms. Lin also served as Legacy BlackSky’s General Counsel and Corporate Secretary from August 2021 through the closing of the merger in September 2021. Ms. Lin brings over two decades of experience working with business, government and legal teams during growth and innovation cycles. Before joining us, from July 2018 to August 2021, Ms. Lin served as General Counsel and Chief Privacy and Administrative Officer at Rakuten Advertising, a digital advertising and data company, where she helped restructure legacy business lines to increase profitability and built the foundation for accelerating the growth of emerging businesses. From May 2017 to August

2021, Ms. Lin served as Venture Partner at NextGen Partner Ventures, a venture capital firm, as a partner with Outside GC, serving as virtual general counsel to startup technology companies. From February 2001 to February 2017, Ms. Lin served as Executive Vice President, General Counsel, Chief Privacy Officer and Corporate Secretary at comScore, a pioneer in media measurement and analytics. While at comScore, Ms. Lin helped grow the business from an early-stage start-up to a $450 million-dollar public market capitalization company with teams across Europe, APAC and the Americas. Ms. Lin received a J.D. from the Georgetown University Law Center and a B.A. in Political Science from Yale University.

EXECUTIVE COMPENSATION

Our executive compensation programs are designed to:
•Attract, motivate, incentivize and retain employees at the executive level who contribute to our long-term success;

•Provide compensation to our executives that is competitive and designed to reward the achievement of our business objectives that drive the Company’s success; and

•Effectively promote closer alignment between our executives’ interests and those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Compensation and Governance Practices and Policies

We endeavor to maintain strong governance standards in our policies and practices related to executive compensation. Below is a summary of our key executive compensation and corporate governance practices.

Some examples of the best practices that we incorporate into our executive compensation practices and policies:
•A significant portion of compensation for named executive officers is at risk, based on both Company performance (financial and stock price) and the individual’s performance;

•We conduct regular reviews of executive compensation and peer group data;

•We are advised by an independent compensation consultant;

•We annually assess risk-reward balance of our compensation programs in order to mitigate undue risk in our program;

•We do not have pension plans or supplemental executive retirement plans;

•By policy, we do not permit hedging of our securities; and

•We do not provide for excise tax gross-ups on a change of control.

Compensation Process

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions relating to such programs. Our Chief Executive Officer makes recommendations for the respective executive officers that report to him to our compensation committee and typically attends compensation committee meetings (other than the portions of meetings in which his compensation is discussed). Our Chief Executive Officer makes such recommendations (other than with respect to himself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer’s individual contribution toward those results, the executive officer’s role and performance of his or her duties and his or her achievement of individual goals. Our compensation committee then reviews the recommendations and other factors it deems relevant, including various compensation survey data and publicly available data of our peers, and makes decisions as to the target total direct compensation (consisting of salary, target short-term incentive, and long-term incentive compensation) for each executive officer, including our Chief Executive Officer, as well as each individual compensation element of such compensation.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In 2023, Compensia Inc., a national compensation consulting firm with compensation expertise relating to technology companies, was retained to provide market information, analysis and other advice relating to executive compensation on an ongoing basis. As part of this engagement, Compensia assisted in developing an appropriate group of peer companies to help determine the market-comparable levels of overall target total direct compensation for our executive officers, as well as to assess each separate key element of such compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. We do not believe the retention of, and the work performed by, Compensia Inc. creates any conflict of interest.

Peer Group

Our compensation committee reviews market data of companies that we believe are comparable to us. Compensia assisted in developing a peer group generally consisting of publicly traded software-focused technology companies headquartered in the U.S. with revenue of less than $400M and market capitalization of less than $1.2 billion. Our compensation committee referred to compensation data from this peer group and broader survey data (for similarly-sized companies) when making fiscal 2023 base salary, cash bonus and equity award decisions for our executive officers. The following is a list of the public companies that composed our fiscal 2023 peer group.

A10 Networks	LivePerson	Turtle Beach
BigCommerce Holdings	Model N	Upland Software
Brightcove	PROS Holdings	Xperi
Domo	Quotient Technology	Yext
Everbridge	Sumo Logic	Zuora
EverQuote	TrueCar

Named Executive Officers

Our named executive officers for the year ended December 31, 2023, consisting of our principal executive officer and our next two most highly compensated executive officers other than our principal executive officer, were:
•Brian O’Toole, President and Chief Executive Officer;

•Henry Dubois, Chief Financial Officer; and

•Christiana Lin, General Counsel and Chief Administrative Officer.

Summary Compensation Table

The following table shows the compensation earned by our named executive officers for the fiscal years ended December 31, 2023, and December 31, 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Brian O’Toole President and Chief Executive Officer	2023	465,000	1,945,999	522,619	510,389	3,564	3,447,572
	2022	465,000	936,998	857,116	646,350	1,727	2,907,191
Henry Dubois(4) Chief Financial Officer	2023	400,000	1,749,999	261,310	439,044	13,464	2,863,817
	2022	400,000	1,336,102	1,076,976	484,273	6,211	3,303,562
Christiana Lin General Counsel and Chief Administrative Officer	2023	375,000	1,500,000	232,275	202,142	12,342	2,321,759
	2022	375,000	750,000	686,060	246,000	5,431	2,062,491
_____________________

(1)Amounts represent the aggregate grant date fair value of the awards granted to each named executive officer, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. The actual value that a named executive officer will realize on each award will depend on the price per share of our common stock at the time shares underlying the awards are sold. Accordingly, these amounts do not necessarily correspond with the actual value recognized or that may be recognized by our named executive officers. The valuation assumptions used in determining such amounts for 2023 are described in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(2)For the year ended December 31, 2023, the amounts reported represent the amounts paid or to be paid under our Executive Incentive Compensation Plan in 2024. See “2023 Executive Bonus Program” below.
(3)For Mr. O’Toole, (i) the 2023 amount reflects $3,564 in life insurance premiums; and (ii) the 2022 amount reflects $560 in mobile phone and data allowances and $1,167 in employer 401(k) plan contributions. For Mr. Dubois, (i) the 2023 amount reflects $9,900 in employer 401(k) plan contributions, and $3,564 in life insurance premiums; and (ii) the 2022 amount reflects $400 in mobile phone and data allowances and $5,811 in employer 401(k) plan contributions. For Ms. Lin, (i) the 2023 amount reflects $1,200 in mobile phone allowances, $9,900 in employer 401(k) plan contributions, and $1,242 in life insurance premiums; and (ii) the 2022 amount reflects $1,200 in mobile phone and data allowances and $4,231 in employer 401(k) plan contributions.
(4)Mr. Dubois was appointed Chief Financial Officer on June 10, 2022.

Components of Executive Officer Compensation

For 2023, the key elements of the compensation program for our named executive officers consisted of a base salary, target cash incentive bonus awards and grants of equity awards. Base salary was set at a level that the compensation committee determined was commensurate with the executive’s respective duties and authorities, contributions, prior experience and sustained performance.

Equity awards granted in 2023 to our named executive officers were made in the form of options and restricted stock units (“RSUs”) under the 2021 Plan.

Executive Compensation Arrangements

Brian O’Toole - President and Chief Executive Officer: Employment Agreement

In connection with the merger, Legacy BlackSky entered into a confirmatory employment letter with Mr. O’Toole, our President and Chief Executive Officer. The confirmatory employment letter has no specific term and provides that Mr. O’Toole is an at-will employee. In 2023, Mr. O’Toole’s annual base salary was $465,000 (the “O’Toole Base Salary”), and Mr. O’Toole’s target annual cash bonus opportunity was 100% of the O’Toole Base Salary. Mr. O’Toole participated in our 2023 bonus program under the Executive Incentive Compensation Plan, as described further below.

Mr. O’Toole’s confirmatory employment letter provides that Mr. O’Toole is eligible to receive annual equity awards under the Company’s equity incentive plans, and to receive annual target equity awards consisting of (i) RSUs having a value of $937,500 (based on our share price on the date of grant), which will generally vest with respect to 25% of the RSUs on the first anniversary of the vesting commencement date and, with respect to the remaining RSUs, in equal quarterly installments thereafter over the following three-year period (in each case subject to continued service through the applicable vesting date), and (ii) an option to purchase a number of shares of our common stock equal to twice the number of shares subject to the RSU award for the applicable year, which will generally vest with respect to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and, with respect to the remaining shares subject to the option, in equal monthly installments thereafter over the following three-year period (in each case subject to continued service through the applicable vesting date). However, the actual annual equity awards granted to Mr. O’Toole (if any) and the terms of such equity awards will be in the sole discretion of the equity incentive plan’s administrator.

Mr. O’Toole participates in the Executive Severance Plan, as described further below, as a Tier 1 participant.

Henry Dubois - Chief Financial Officer: Executive Offer Letter

On August 18, 2021, Legacy BlackSky entered into an executive offer letter with Mr. Dubois, effective August 18, 2021, to serve as the Company’s Chief Development Officer. The executive offer letter has no specific term and provides that Mr. Dubois is an at-will employee. On June 10, 2022, the Company entered into an amendment to the executive offer letter with Mr. Dubois in connection with his appointment as the Company’s Chief Financial Officer. In 2023, Mr. Dubois’s annual base salary was $400,000 (the “Dubois Base Salary”), and Mr. Dubois’ target annual cash bonus opportunity was 100% of the Dubois Base Salary. Mr. Dubois participated in our 2023 bonus program under the Executive Incentive Compensation Plan, as described further below.

Mr. Dubois is eligible to receive annual equity awards under the Company’s equity incentive plans consisting of (i) an annual award of RSUs having a value of $875,000 (based on our share price on the date of grant), and (ii) an option to purchase a number of shares of our common stock equal to twice the number of shares subject to the RSU award for the applicable year. However, the actual annual equity awards granted to Mr. Dubois (if any) and the terms of such equity awards will be in the sole discretion of the equity incentive plan’s administrator.

Mr. Dubois participates in the Executive Severance Plan, as described further below, as a Tier 2 participant.

Christiana Lin - General Counsel and Chief Administrative Officer: Executive Offer Letter

On August 18, 2021, Legacy BlackSky entered into an executive offer letter with Ms. Lin, effective August 18, 2021, to serve as Legacy BlackSky’s General Counsel. The executive offer letter has no specific term and provides that Ms. Lin is an at-will employee. In 2023, Ms. Lin’s annual base salary was $375,000 (the “Lin Base

Salary”), and Ms. Lin’s target annual cash bonus opportunity was 50% of the Lin Base Salary. Ms. Lin participated in our 2023 bonus program under the Executive Incentive Compensation Plan, as described further below.

Ms. Lin is eligible to receive annual equity awards under the Company’s equity incentive plans consisting of (i) an annual award of RSUs having a value of $750,000, based on our share price on the date of grant, and (ii) an option to purchase a number of shares of our common stock equal to twice the number of shares subject to the RSU award for the applicable year. However, the actual annual equity awards granted to Ms. Lin (if any) and the terms of such equity awards will be in the sole discretion of the equity incentive plan’s administrator.

Ms. Lin participates in the Executive Severance Plan, as described further below, as a Tier 2 participant.

2023 Executive Bonus Program

For 2023, the compensation committee approved a bonus program under the terms of our Executive Incentive Compensation Plan in which each named executive officer participated. The 2023 bonus program required the achievement of certain corporate objectives, and in the case of Ms. Lin, certain corporate objectives and individual objectives. For 2023, the performance metrics for Mr. O’Toole and Mr. Dubois were Company revenue and cash balance with each of the performance metrics weighted 50% for purposes of their bonus calculations.

For 2023, the performance metrics for Ms. Lin were Company revenue and cash balance and individualized Management Based Objectives, or MBOs, with the Company revenue and cash balance performance metrics each weighed at 40% and the individualized MBOs weighted at 20% for purposes of her bonus calculation. Ms. Lin’s individualized MBOs were based on the achievement of certain legal, financial, operational, and personnel-related objectives.

For the portion of each named executive officer’s bonus based on the Company revenue and cash balance performance metrics, the maximum payout was 175% of the target amount. For the portion of Ms. Lin’s bonus based on her individualized MBOs, the maximum payout was 100% of the target amount.

Pursuant to the Company’s Executive Incentive Compensation Plan, the compensation committee as administrator of such Plan (or the Board or other committee administering such plan) retains the authority to increase, reduce or eliminate any bonus award under it, based on any factors that such plan administrator determines to be relevant. To earn a bonus award under such plan, participants generally must remain employed with the Company through the date the bonus is paid.

Following the end of the 2023 fiscal year, the compensation committee assessed the Company’s performance against the performance metrics and Ms. Lin’s performance against her individualized MBOs. For 2023, our named executive officers exceeded the targets set pursuant to the revenue and cash balance performance metrics, and Ms. Lin met the targets for her individualized MBOs, which resulted in annual cash awards under our Executive Incentive Compensation Plan for Mr. O’Toole, Mr. Dubois and Ms. Lin being paid out above target in respect of 2023.

Executive Change in Control and Severance Plan

We maintain the BlackSky Technology Inc. Executive Change in Control and Severance Plan (the “Executive Severance Plan”) to provide enhanced severance benefits for a select group of management or highly compensated employees (within the meaning of ERISA) who are designated by the plan administrator as participants and who have executed a participant agreement. Participants may be designated to receive different levels of benefits under the Executive Severance Plan as a Tier 1, 2 or 3 participant, as determined by the plan administrator and set forth in their applicable Participation Agreements. Mr. O’Toole has been designated as a Tier 1 participant under the Executive Severance Plan, and the other named executive officers have been designated as Tier 2 participants.

Upon a participant’s “involuntary termination” (generally defined as a termination of employment (x) by the Company without Cause, as defined in the Executive Severance Plan, and other than due to the participant’s death or disability, or (y) by the participant in a Good Reason Termination, as defined in the Executive Severance Plan, and such involuntary termination is not within a “change in control period” as defined below), the participant shall receive: (i) a lump sum payment equal to 150% (for a Tier 1 participant), 100% (for a Tier 2 participant), or 50% (for a Tier 3 participant) of their base salary, (ii) a prorated target bonus for the year of termination (and any prior year bonus to the extent earned but not yet paid), and (iii) payment of COBRA premiums (or cash in lieu of) for a period of up to 18 months (for a Tier 1 participant), 12 months (for a Tier 2 participant) or six months (for a Tier 3 participant).

Upon a participant’s involuntary termination during the period beginning three months prior to a change in control (as defined in the Executive Severance Plan) and ending 18 months after the change in control (the “change in control period”), the participant shall receive: (i) a lump sum payment equal to 200% (for a Tier 1 participant), 150% (for a Tier 2 participant), or 100% (for a Tier 3 participant) of their base salary, (ii) a prorated target bonus for the year of termination (and any prior year bonus to the extent earned but not yet paid), (iii) payment of COBRA premiums (or cash in lieu of) for a period of up to 24 months (for a Tier 1 participant), 18 months (for a Tier 2 participant), or 12 months (for a Tier 3 participant), and (iv) full vesting of time-based equity awards.

All payments under the Executive Severance Plan are contingent on the participant’s execution of a separation agreement and release of claims in favor of BlackSky. In the event any payments would constitute “parachute payments” under Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and would be subject to the excise tax under Section 4999 of the Code, the participant is entitled to receive either the full amount of such payments, or an amount reduced to the extent necessary to avoid imposition of the excise tax, determined on a “best net after-tax” basis to the participant.

401(k) Plan

We maintain a 401(k) retirement savings plan, for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Our 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code and the applicable limits under the 401(k) plan, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. All of a participant’s deferral contributions into the 401(k) plan are 100% vested when contributed. The 401(k) plan permits us to make discretionary nonelective employer contributions and discretionary matching employer contributions. Any nonelective employer contribution allocated to a participant will be scheduled to vest as to 25% of such contribution when the participant completes two years of service and as to 25% of such contribution when the participant completes each additional year of service. Any matching employer contributions are 100% vested when contributed. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions generally are not taxable when distributed from the 401(k) plan.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers for the fiscal year ended December 31, 2023.

		Option Awards(1)				Stock Awards(1)
Name	Grant date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Brian O’Toole	9/10/2023	-	900,000(3)	1.27	9/10/2033	-	-
	9/10/2023	-	-	-	-	1,532,283(4)	2,145,196
	9/10/2022	272,383	599,243(5)	2.15	9/10/2032	-	-
	9/10/2022	-	-	-	-	299,622(6)	419,471
	2/17/2021(7)	-	-	-	-	153,898(8)	215,457
Henry Dubois	9/10/2023	-	450,000(3)	1.27	9/10/2033	-	-
	9/10/2023	-	-	-	-	1,377,952(4)	1,929,133
	9/10/2022	254,360	559,592(5)	2.15	9/10/2032	-	-
	9/10/2022	-	-	-	-	279,796(6)	391,714
	6/10/2022	110,335	183,893(9)	2.10	6/10/2032	-	-
	6/10/2022	-	-	-	-	137,234(10)	192,128
	12/21/2021(13)	247,019	192,127(11)	7.97	12/21/2031	-	-
	12/21/2021	-	-	-	-	96,064(12)	134,490
Christiana Lin	9/10/2023	-	400,000(3)	1.27	9/10/2033	-	-
	9/10/2023	-	-	-	-	1,181,102(4)	1,653,543
	9/10/2022	218,023	479,651(5)	2.15	9/10/2032	-	-
	9/10/2022	-	-	-	-	239,826(6)	335,756
	12/21/2021(13)	211,730	164,680(11)	7.97	12/21/2031	-	-
	12/21/2021	-	-	-	-	82,340(12)	115,276
_____________________

(1)Stock options and RSU awards are subject to accelerated vesting upon a named executive officer’s involuntary termination within the change in control period, as provided by the Executive Severance Plan. See “Executive Change in Control and Severance Plan.”
(2)The market value is based on the closing price of our common stock on December 29, 2023, of $1.40 per share.
(3)One third (1/3rd) of the award is scheduled to vest on September 10, 2024, and thereafter, one thirty-sixth (1/36th) of the award is scheduled to vest monthly on the 10th day of each month, subject to the named executive officer continuing to be a service provider through the applicable vesting date.
(4)One-fourth (1/4th) of the RSUs are scheduled to vest on September 10, 2024, and thereafter, one-sixteenth (1/16th) of the total number of RSUs are scheduled to vest quarterly on the 10th day of the third month of each quarter (March 10, June 10, September 10, December 10), subject to the named executive officer continuing to be a service provider through the applicable vesting date.
(5)One fourth (1/4th) of the award vested on September 10, 2023, and thereafter, one forty-eighth (1/48th) of the award is scheduled to vest monthly on the 10th day of each month, subject to the named executive officer continuing to be a service provider through the applicable vesting date.

(6)One-fourth (1/4th) of the RSUs vested on September 10, 2023, and thereafter, one-sixteenth (1/16th) of the total number of RSUs are scheduled to vest quarterly on the 10th day of the third month of each quarter (March 10, June 10, September 10, December 10), subject to the named executive officer continuing to be a service provider through the applicable vesting date.
(7)The RSU award granted on February 17, 2021, was granted pursuant to the BlackSky 2014 Equity Incentive Plan (the “2014 Plan”).
(8)50% of the shares vested 180 days after the merger and thereafter, one-sixteenth (1/16th) of the total number of RSUs are scheduled to vest quarterly on the 10th day of the third month of each quarter (March 10, June 10, September 10, December 10), subject to the named executive officer continuing to be a service provider through the applicable vesting date.
(9)One fourth (1/4th) of the award vested on the June 10, 2023, and thereafter, one forty-eighth (1/48th) of the award is scheduled to vest monthly on the 10th day of each month, subject to the named executive officer continuing to be a service provider through the applicable vesting date.
(10)One-fourth (1/4th) of the RSUs vested on June 10, 2023, and thereafter, one-sixteenth (1/16th) of the total number of RSUs are scheduled to vest quarterly on the 10th day of the third month of each quarter (March 10, June 10, September 10, December 10), subject to the named executive officer continuing to be a service provider through the applicable vesting date.
(11)One fourth (1/4th) of the award vested on September 10, 2022, and thereafter, one forty-eighth (1/48th) of the award is scheduled to vest monthly on the 10th day of each month, subject to the named executive officer continuing to be a service provider through the applicable vesting date.
(12)One-fourth (1/4th) of the RSUs vested on September 10, 2022, and thereafter, one-sixteenth (1/16th) of the total number of RSUs are scheduled to vest quarterly on the 10th day of the third month of each quarter (March 10, June 10, September 10, December 10), subject to the named executive officer continuing to be a service provider through the applicable vesting date.
(13)These options were forfeited back to the Company on March 11, 2024 for no consideration.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2023.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	23,462,901	2.75	9,378,684(3)
Equity compensation plans not approved by security holders(4)	-	-	-
Total	23,462,901	2.75	9,378,684
_____________________

(1)RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(2)Equity compensation plans approved by our stockholders include the 2021 Plan and the 2021 Employee Stock Purchase Plan (the “ESPP). The 2021 Plan provides that the number of shares of our common stock available for issuance under the 2021 Plan will automatically increase on the first day of each fiscal year beginning with fiscal 2022, in an amount equal to the least of (i) 22,504,700 shares, (ii) five percent (5%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as the administrator (our Board or any of its committees) may determine. The ESPP provides that the number of shares of our common stock available for issuance under the ESPP will automatically increase on the first day of each fiscal year beginning with fiscal 2022, in an amount equal to the least of (i) 4,501,000 shares, (ii) one percent (1%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as the administrator (our Board or any committee designated by the Board)

may determine. Our Board determined not to increase the amount of the ESPP as of January 1, 2023 and as of January 1, 2024.
(3)Includes shares of our common stock available for issuance as of December 31, 2023 as follows: 4,170,419 under the ESPP, which includes 167,410 subject to purchase during the current purchase period, and 5,208,265 under the 2021 Plan.
(4)Each of the 2014 Plan and the Spaceflight Inc. Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”) was adopted by Legacy BlackSky prior to the closing of the merger, and no additional awards will be granted pursuant to the 2014 Plan or the 2011 Plan. However, we assumed certain equity awards granted pursuant to each of the 2014 Plan and 2011 Plan in connection with the closing of the merger in September 2021. As of December 31, 2023, the number of securities to be issued upon exercise, or vesting, of outstanding equity awards pursuant to each of the 2014 Plan and 2011 Plan was 1,472,736 and 1,823, respectively, and the weighted-average exercise price of the outstanding options was $0.34 and $1.97, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 30, 2024 regarding the beneficial ownership of our common stock by:

•each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•each of our named executive officers and directors; and

•all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options, within 60 days of June 30, 2024. Shares subject to options that are currently exercisable or exercisable within 60 days of June 30, 2024 are considered outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The beneficial ownership percentages in the table below are calculated based on 148,909,567 shares of common stock outstanding as of June 30, 2024.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number	Percentage
Greater than 5% Stockholders:
Entities affiliated with Mithril LP(2)	18,628,026	12.5%
Seahawk SPV Investment LLC(3)	16,364,532	11.0%
VCVC IV LLC(4)	9,951,809	6.7%
Named Executive Officers and Directors:
Brian O’Toole(5)	2,673,333	1.8%
Henry Dubois(6)	861,267	*
Christiana Lin(7)	528,635	*
Magid Abraham	129,911	*
David DiDomenico(8)	1,886,181	1.3%
Sue Gordon	167,483	*
Timothy Harvey	129,911	*
William Porteous	167,483	*
James Tolonen	167,483	*
All directors and executive officers as a group (9 persons)(9)	6,711,687	4.5%

* Represents less than 1% of the total.
(1)Unless otherwise noted, the business address of each of these shareholders is c/o BlackSky Technology Inc., 13241 Woodland Park Road, Suite 300, Herndon, Virginia 20171.
(2)Based on information included in the Schedule 13D filed by Mithril II LP, Mithril II GP LP (“GP II”), Mithril II UGP LLC, Mithril LP and Mithril GP LP (“GP I”) on September 20, 2021, as amended on April 20, 2023. Consists of (i) 10,386,626 shares held by Mithril LP and (ii) 8,241,400 shares held by Mithril II LP. Mithril Capital Management LLC is a management company that manages Mithril LP and Mithril II LP, and is appointed by GP I, the general partner of Mithril LP, and GP II, the general partner of Mithril II LP, each of which has formal control over its respective fund. Peter Thiel and Ajay Royan are the members of the investment committees of GP I and GP II. The investment committees make all investment decisions with respect to these entities and may be deemed to share voting and investment power over the securities held by Mithril LP and Mithril II LP. The address of each of the Mithril entities and Mr. Royan is c/o Mithril Capital Management, LLC, 600 Congress Ave., Suite 3100, Austin, Texas 78701. The address of Mr. Thiel is c/o Thiel Capital LLC, 9200 Sunset Boulevard, Suite 1110, West Hollywood, California 90069.
(3)Based on information included in the Schedule 13G filed by Seahawk SPV Investment LLC (“Seahawk”) on September 23, 2021, Seahawk is the record holder of such shares. Seahawk is a direct wholly-owned subsidiary of Thales Alenia Space US Investment LLC (“TAS US”), which, in turn, is a wholly-owned subsidiary of Thales Alenia Space S.A.S (“TAS”). TAS is a joint venture whose majority owner is Thales S.A., a French public company (“Thales”). By reason of their relationships, TAS US, TAS and Thales may be deemed to share the power to vote or to direct the vote and to dispose or direct the disposition of the shares held by Seahawk and may be deemed to have shared beneficial ownership of the shares held directly by Seahawk. The address of Seahawk is 2733 South Crystal Drive, Suite 1200, Arlington, Virginia 22202. The address of TAS US is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The address of TAS is 100 Bd du Midi - 06150 Cannes la Bocca - France. The address of Thales is Tour Carpe Diem, 31 Place des Corolles, Esplanade Nord - 92400 Courbevoie - France.
(4)Based on information included in the Schedule 13G filed by Cercano Management LLC (“Cercano”), and Christopher N. Orndorff (“Mr. Orndorff”) on February 13, 2023. Cercano and Mr. Orndorff serve as the Managers of VCVC IV LLC and have shared voting and dispositive power over the shares held by VCVC IV LLC. Both Cercano and Mr. Orndorff disclaim, for purposes of Section 16 of the Exchange Act, beneficial ownership of these securities, except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that either of Cercano or Mr. Orndorff is the beneficial owner of such securities for purposes of Section 16 or for any other purposes. The address of each of Cercano and Mr. Orndorff is 1110 112th Avenue NE, Suite 202, Bellevue, WA 98004.
(5)Consists of 2,255,679 shares of common stock and 417,654 shares of common stock subject to stock options exercisable within 60 days of June 30, 2024. In addition, as of June 30, 2024, Mr. O’Toole holds 1,353,972 unvested shares of common stock subject to stock options and 1,777,428 unvested restricted stock units all of which are to vest more than 60 days after June 30, 2024. Upon vesting completion, Mr. O’Toole’s total number of shares beneficially owned would be 5,804,733.
(6)Consists of 861,267 shares of common stock and 549,391 shares of common stock subject to stock options exercisable within 60 days of June 30, 2024. In addition, as of June 30, 2024, Mr. Dubois holds 1,008,789 unvested shares of common stock subject to stock options and 1,785,280 unvested restricted stock units all of which are to vest more than 60 days after June 30, 2024. Upon vesting completion, Mr. Dubois’s total number of shares beneficially owned would be 4,204,727.
(7)Consists of 528,635 shares of common stock and 334,302 shares of common stock subject to stock options exercisable within 60 days of June 30, 2024. In addition, as of June 30, 2024, Ms. Lin holds 763,372 unvested shares of common stock subject to stock options and 1,436,138 unvested restricted stock units all of which are to vest more than 60 days after June 30, 2024. Upon vesting completion, Ms. Lin’s total number of shares beneficially owned would be 3,062,447.
(8)Consists of 1,564,306 shares of common stock, including 1,056,660 shares of common stock held directly by Mr. DiDomenico, and 253,823 shares of common stock held by one trust and 253,823 shares of common stock held by a second trust for which Mr. DiDomenico is a trustee, as well as warrants exercisable for 321,875 shares of common stock.
(9)Consists of 5.088,465 shares of common stock, 1,301,347 shares of common stock subject to stock options exercisable within 60 days of June 30, 2024, and warrants exercisable for 321,875 shares of common stock.

RELATED PERSON TRANSACTIONS

The following is a description of each transaction since January 1, 2022, and each currently proposed transaction, in which:

•we have been or are to be a participant;

•the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

•any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Certain Relationships and Related Person Transactions

We adopted a formal, written policy described below under “Policies and Procedures for Related Person Transactions” in connection with the closing of the merger in September 2021 and therefore certain of these transactions, including those of Legacy BlackSky, were not subject to the approval and review procedures set forth in the policy.

Registration Rights Agreement

Certain of our executive officers and significant stockholders entered into a Registration Rights Agreement with us in 2021 granting them or their permitted transferees customary demand and piggyback registration rights, subject to cut-back provisions. We filed an S-1 registration statement satisfying the registration rights of those holders on October 25, 2021, which was subsequently converted to an S-3 registration statement on October 14, 2022. For a complete description of registration rights, please refer to Exhibit 10.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

LeoStella Joint Venture

In March 2018, Legacy BlackSky formed a 50-50 joint venture, LeoStella LLC (“LeoStella”), with Thales Alenia Space US Investment LLC (“TAS US”), the parent company of Seahawk SPV Investment LLC (“Seahawk”), then a principal stockholder of Legacy BlackSky, pursuant to an amended and restated limited liability company agreement dated March 12, 2018, as amended on October 30, 2018 (the “LeoStella LLC Agreement”). In connection with the formation of LeoStella, Legacy BlackSky entered into a contribution agreement, dated March 12, 2018, with LeoStella, pursuant to which Legacy BlackSky contributed certain satellite-related intellectual property licenses as identified in the technology license agreement executed contemporaneously therewith, a contract needed to effectuate the SPC (defined below), manufacturing equipment, related books and records, and cash. The value of Legacy BlackSky’s contribution to LeoStella totaled approximately $7.0 million. Legacy BlackSky also transferred the employment of certain employees to LeoStella and, pursuant to a reciprocal secondment agreement, agreed to assume and pay all liabilities relating to such transferred employees subject to a later right of reimbursement by LeoStella. TAS US also contributed cash to LeoStella as part of its contribution consideration. In addition, Legacy BlackSky, Thales Alenia Space France, and LeoStella entered into a technology license agreement whereby Legacy BlackSky licensed to LeoStella certain satellite technology solely for LeoStella to conduct its business, including licensed technology to produce and sell Gen-2 satellites.

The LeoStella LLC Agreement grants LeoStella certain exclusivity and/or right of first refusal and right of last offer rights with respect to the supply of BlackSky’s satellites and certain related services to us, subject to certain exceptions.

Concurrently with the formation of LeoStella in March 2018, BlackSky’s subsidiary, BlackSky Global LLC (“BlackSky Global”), entered into a satellite program contract with LeoStella, as amended in February 2019 and May 2020 (the “SPC”), pursuant to which Legacy BlackSky agreed to procure the design, development, manufacture, testing and assembly of a certain number of Gen-2 satellites from LeoStella, with options to purchase additional Gen-2 satellites, additional support services, ground station support equipment, and/or procurement items as and when needed. For a complete description of the SPC, please refer to Exhibits 10.14, 10.15, and 10.16 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

In October 2019, Legacy BlackSky entered into a side letter agreement with LeoStella and Seahawk, pursuant to which the parties agreed to reduce BlackSky Global’s commitment to purchase satellites under the SPC, provided that specified third parties could purchase the satellites from LeoStella that BlackSky elected not to purchase, and in exchange, Legacy BlackSky and BlackSky Global agreed to remit at least $2.0 million a month to LeoStella for the payment of amounts due under the SPC, subject to certain acceleration payments. The parties subsequently amended the side letter agreement to modify the payment schedule in July 2020 and February 2021. For the years ended December 31, 2023 and 2022, BlackSky remitted approximately $312 thousand and $11.2 million, respectively, to LeoStella under the SPC. From January 1, 2024 through June 30, 2024, BlackSky remitted approximately $4 thousand to LeoStella under the SPC.

In February 2021, BlackSky Global entered into a vendor services agreement (“VSA”) with LeoStella pursuant to which LeoStella will, among other services, manufacture and supply Gen-3 satellites for BlackSky Global. In connection with the execution of the VSA, the parties also entered into a technology license agreement pursuant to which BlackSky Global granted LeoStella rights to certain aspects of its Gen-3 satellite technology. The number of Gen-3 satellites that BlackSky Global is committed to order under the VSA is contingent upon certain criteria. LeoStella provides services under the VSA pursuant to work orders that are entered into between the parties from time to time. BlackSky Global expects to enter into further work orders for the manufacture of future Gen-3 satellites, the terms of which have not been finalized. Work orders executed to date have included design review services; time and materials necessary to construct Gen-3 satellites for third-party customers; time and materials for a study; several authorizations to order certain long-lead parts and/or time-sensitive parts and labor; and development, integration, building, testing, and shipment of Gen-3 satellites. For the years ended December 31, 2023 and 2022, BlackSky Global remitted approximately $23.6 million and $16.8 million, respectively, to LeoStella under the VSA. From January 1, 2024 through June 30, 2024, BlackSky remitted approximately $16.8 million to LeoStella under the VSA.

Thales Related Operational Agreements

On May 10, 2021, BlackSky Global and Thales Alenia Space France, an affiliate of Thales Alenia Space S.A.S, entered into an agreement under which BlackSky Global agreed to purchase telescopes (the “Supply Contract”) for certain of its Gen-3 satellites for a total purchase price of $11.0 million, subject to customary commercial purchase conditions. On January 20, 2022, the parties amended the Supply Contract to increase the scope of work to include integration and other activities, which increased the total price to $16.4 million. On February 4, 2022, the parties executed a second amendment to the Supply Contract to correct a scrivener’s error.

On December 5, 2023, BlackSky Global and Thales Alenia Space Italia S.p.A, an affiliate of Thales Alenia Space S.A.S, entered into an agreement under which BlackSky Global agreed to purchase two telescopes for certain of its Gen-3 satellites for a total purchase price of $4.5 million.

Intelsat Facility

On October 31, 2019, Legacy BlackSky and its subsidiaries entered into a secured loan facility, as amended by a First Amendment, dated September 9, 2021, and a Second Amendment, dated May 9, 2023 (the “Intelsat Facility”), with Seahawk and Intelsat Jackson Holdings S.A. (“Intelsat”), as lenders, and Intelsat, as agent for the lenders. The Intelsat Facility provides for a secured term loan of up to approximately $68.5 million (including approximately $18.5 million of existing principal and accrued interest owed under a Loan and Security Agreement, dated October 19, 2017, as amended, with Seahawk, which was amended and restated and rolled into the Intelsat Facility) and an uncommitted incremental secured term loan facility of up to approximately $41.6 million. The allowance for a $25.0 million commercial credit facility with a commercial lender is counted against such incremental capacity. The Intelsat Facility is secured by substantially all of our assets and subsidiaries. The Intelsat Facility accrues interest at 4% per annum until October 31, 2022 (which interest is paid in kind), 9% per annum from November 1, 2022 to May 9, 2023, and 12% per annum from May 9, 2023 to the maturity date of October 31, 2026, of which (x) 9.6% will be paid in kind as principal due on the maturity date, with the remainder paid as cash interest on a semi-annual basis, until May 1, 2025 and (y) after May 1, 2025, up to 4% can be paid in kind as principal due on the maturity date, with the remainder to be paid as cash interest on a semi-annual basis. The Second Amendment, dated May 9, 2023, rolled the cash interest payment due on May 1, 2023 into the outstanding principal to be paid on the maturity date.

In connection with entry into the Intelsat Facility, warrants to purchase 20,251,504 shares of Legacy BlackSky Class A common stock and 18,709,116 shares of Legacy BlackSky Class A common stock were issued to Intelsat and Seahawk, respectively. On the date of the closing of the merger, the warrants converted into warrants (i) to purchase shares of our common stock, in each case in an amount equal to the product of the number of shares of Legacy BlackSky Class A common stock into which each such warrant was exercisable as of immediately prior to the merger closing, multiplied by the applicable exchange ratio and (ii) with an exercise price per share of our common stock equal to the quotient of the exercise price of such warrant divided by the applicable exchange ratio.

For a complete description of the Intelsat Facility, please refer to Exhibits 10.13, 10.17, and 10.18 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

As of June 30, 2024, the outstanding principal balance of the Intelsat Facility was approximately $88.7 million and accrued interest was approximately $1.8 million. From January 1, 2022 through June 30, 2024, BlackSky paid no principal under the Intelsat Facility. From January 1, 2022 through June 30, 2024, BlackSky paid approximately $2.0 million in interest under the Intelsat Facility.

Intelsat Right of First Offer Agreement

In connection with entering into the Intelsat Facility, Legacy BlackSky entered into a Right of First Offer Agreement with Intelsat (the “Right of First Offer Agreement”). Pursuant to the terms of the Right of First Offer Agreement, prior to commencing or engaging in a sale of Legacy BlackSky, Legacy BlackSky is obligated to provide written notice of any such proposed sale to Intelsat and Intelsat will have the opportunity to provide Legacy BlackSky with an offer to purchase Legacy BlackSky (an “Intelsat Offer”). Pursuant to the terms of the Right of First Offer Agreement, if Legacy BlackSky does not accept an acquisition offer made by Intelsat, Legacy BlackSky would be permitted to negotiate and enter into an alternative sale transaction, so long as the total enterprise value for Legacy BlackSky and its subsidiaries is greater than 110% of the value implied by any Intelsat Offer. The Right of First Offer Agreement is scheduled to expire on October 31, 2026. This description of the Right of First Offer Agreement is only a summary. For more information, please refer to Exhibit 10.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors to the fullest extent permitted by Delaware law.

Sponsor Support Agreement

In June 2018, Osprey Sponsor II, LLC (the “Sponsor”) purchased 125,000 shares (the “Founder Shares”) of Osprey’s Class B common stock for an aggregate price of $25,000. In September 2018, Osprey effectuated a 69-for-1 forward stock split of its Class B common stock, resulting in an aggregate of 8,625,000 Founder Shares outstanding, of which an aggregate of up to 1,125,000 shares were subject to forfeiture to the extent the underwriters’ over-allotment option was not exercised in full or in part. As adjusted for the 1.1 for 1 stock dividend in October 2019 (see below), such amounts totaled 9,487,500 Founder Shares outstanding, of which 1,237,500 shares were subject to forfeiture. In April 2019, the Sponsor contributed back to Osprey, for no consideration, 1,581,250 Founder Shares (as adjusted for the 1.1 for 1 stock dividend in October 2019), resulting in an aggregate of 7,187,500 Founder Shares outstanding, of which an aggregate of up to 937,500 shares were subject to forfeiture. In October 2019, Osprey effected a 1.1 for 1 stock dividend for each share of Class B common stock outstanding, resulting in an aggregate of 7,906,250 Founder Shares outstanding, of which an aggregate of up to 1,031,250 shares were subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part so that the Sponsor would own, on an as-converted basis, approximately 20% of Osprey’s issued and outstanding shares after the initial public offering. The Founder Shares automatically converted into our common stock upon the consummation of the merger on a one-for-one basis, subject to adjustments. In connection with the underwriters’ exercise of the over-allotment option in full, 1,031,250 Founder Shares are no longer subject to forfeiture.

Pursuant to the Sponsor Support Agreement entered into among Legacy BlackSky, Osprey and the Sponsor, the Sponsor, solely in its capacity as a stockholder of Osprey, agreed, subject to certain limited exceptions, not to transfer, assign or sell 50% of the Founder Shares of Osprey’s Class B common stock that it purchased (and shares of our common stock issued upon conversion) for seven years, or until their earlier release in two tranches (each equal to approximately one-half of the restricted Founder Shares) in the event our common stock reaches a trading price of $15.00 and $17.50, respectively, for 10 of any 20 consecutive trading days after the closing of the merger. The release of the transfer restrictions will be automatically accelerated if we complete a change in control transaction that results in a trading price or consideration payable with respect to a share of our common stock exceeding $10.00, as equitably adjusted for any stock split, reverse stock split, cash dividend, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction. Additionally, pursuant to the Sponsor Support Agreement, the Sponsor has agreed, with respect to certain warrants, to not exercise any such warrants unless and until our common stock reaches a trading price of $20.00 per share, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement.

Policies and Procedures for Review and Approval of Related Person Transactions

We have adopted a formal, written policy for the review and approval of transactions with related persons. Such policy requires that related person transactions proposed or entered into by our executive officers, our directors (including director nominees), holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons must be approved in advance whenever practicable, or otherwise promptly ratified.

Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our outside directors and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers.

The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company, other than an acquisition by us of that company, at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of such company’s total annual revenues and the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement. In addition to our policy, our audit committee charter provides that our audit committee shall review and approve or disapprove any related person transactions.

OTHER MATTERS

Stockholder Proposals or Director Nominations for 2025 Annual Meeting

If a stockholder would like us to consider including a proposal in our proxy statement for our 2025 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then the proposal must be received by our corporate secretary at our principal executive offices on or before March 27, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Through August 31, 2024, proposals should be addressed to:

BlackSky Technology Inc.
Attention: Corporate Secretary
13241 Woodland Park Road, Suite 300
Herndon, Virginia 20171

On or after September 1, 2024, proposals should be addressed to:

BlackSky Technology Inc.
Attention: Corporate Secretary
2411 Dulles Corner Park, Suite 300
Herndon, Virginia 20171

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal at an annual meeting, but do not seek to include the proposal in our proxy statement, or who wish to nominate a director at an annual meeting. In order to be properly brought before our 2025 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, as set forth above, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:

•no earlier than 8:00 a.m., Eastern time, on May 7, 2025, and

•no later than 5:00 p.m., Eastern time, on June 6, 2025.

In the event that we hold our 2025 annual meeting more than 30 days before or more than 60 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:

•no earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of our 2025 annual meeting, and

•no later than the later of (x) 5:00 p.m., Eastern time, on the 90th day before the meeting or (y) 5:00 p.m., Eastern time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of their intention to present a proposal at an annual meeting of stockholders does not appear to present their or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

If a stockholder intends to solicit proxies in support of director nominees other than our nominees, then we must receive notice providing the information required by Rule 14a-19 of the Exchange Act, postmarked no later than July 6, 2025. However, if we hold our 2025 annual meeting more than 30 days before or more than 30 days after the one-year anniversary of this year’s annual meeting, then we must receive notice by the later of the 60th day before our 2025 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at BlackSky Technology Inc., Attn: Corporate Secretary, 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171 for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Such directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2023, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them. One Form 4 was filed late on April 15, 2024 on behalf of David DiDomenico, one of our directors, in connection with an acquisition of warrants on December 16, 2021.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement. Our financial statements and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC.

2023 Annual Report

Our financial statements for our fiscal year ended December 31, 2023 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at https://ir.blacksky.com/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to BlackSky Technology Inc., Attn: Investor Relations, 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS
Herndon, Virginia
July 25, 2024

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
BLACKSKY TECHNOLOGY INC.

BlackSky Technology Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), certifies that:
1.The name of the Company is BlackSky Technology Inc. The Company was originally incorporated under the name of OSPREY ACQUISITION CORP. II, and the original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on June 15, 2018, as amended and thereafter filed on September 27, 2018 (changing the name of the Company to OSPREY ENERGY ACQUISITION CORP. II), June 17, 2019 (changing the name of the Company to OSPREY TECHNOLOGY ACQUISITION CORP.), November 1, 2019, and September 9, 2021 (changing the name of the Company to BlackSky Technology Inc.).
2.Section 1 of ARTICLE IV of the Company’s Amended and Restated Certificate of Incorporation is hereby amended to add the following paragraph at the end of Section 1 of ARTICLE IV:
“Upon the effectiveness of the filing of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation adding this paragraph (the “Effective Time”), each two (2) to twenty-five (25) shares of Class A Common Stock issued immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock, without any further action by the Company or any holder thereof, the exact ratio within the two to twenty-five range to be determined by the Board of Directors of the Company prior to the Effective Time and publicly announced by the Company, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of Class A Common Stock shall be issued in connection with the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Class A Common Stock (the “Old Certificates”) shall, until surrendered to the Company in exchange for a certificate representing such new number of shares of Class A Common Stock, automatically represent that number of shares of Class A Common Stock into which the shares of Class A Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”
3.On [●], 2024, the Board of Directors of the Company determined that each [●] shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) issued immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock. The Company publicly announced this ratio on [●], 2024.
4.This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
5.This Certificate of Amendment shall become effective on [●], 2024 at [●] [a.m. / p.m.] Eastern Time.
[Signature Page Follows]

A-1

IN WITNESS WHEREOF, this Certificate of Amendment is duly executed by the undersigned officer of the Company on ____________, 2024.

By: ___________________________________
Name: Henry Dubois
Title: Chief Financial Officer
A-2

BLACKSKY

BLACKSKY TECHNOLOGY INC.
2411 DULLES CORNER PARK
SUITE 300
HERNDON, VA 20171

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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 3, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54121-P15624 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLACKSKY TECHNOLOGY INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Brian O'Toole
02) James Tolonen

The Board of Directors recommends you vote FOR proposals 2 and 3:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V54122-P15624

Proxy for the Annual Meeting of Stockholders to be held on Wednesday, September 4, 2024
This Proxy is Solicited on Behalf of the Board of Directors of the Company

The shareholder(s) hereby appoint(s) Christiana Lin and Henry Dubois, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BlackSky Technology Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/BKSY2024, on Wednesday, September 4, 2024, at 1:00 p.m., Eastern Time, or at any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of all nominees for director and FOR proposals 2 and 3.

Continued and to be signed on reverse side